12




                                 EXHIBIT 99.1
                                       13

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Megatest Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Megatest Corporation and its subsidiaries at August 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes effective September 1, 1993.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


San Jose, California
September 20, 1995

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Megatest Corporation:

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Megatest Corporation and its subsidiaries for the year ended August 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects the results of operations and cash flows of Megatest Corporation and its subsidiaries for the year ended August 31, 1993 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


San Jose, California
September 21, 1993

                                       15

                              MEGATEST CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                  (in thousands, except for per share amount)


                                                      ASSETS

                                                                                          August 31,
                                                                                          ----------
                                                                                    1995             1994
                                                                                    ----             ----
Current assets:
         Cash and cash equivalents                                             $  11,609        $  19,404
         Short-term investments                                                       --           10,069
         Accounts receivable, less allowances of $261 and $262                    31,386           23,064
         Inventories                                                              38,116           23,531
         Deferred taxes                                                            3,852            3,532
         Prepaid expenses and other current assets                                 1,618              668
                                                                                   -----              ---
                  Total current assets                                            86,581           80,268
Property and equipment--net                                                       28,882           12,122
Restricted investments                                                                --            7,659
Other assets                                                                       3,395            1,034
                                                                                   -----            -----
                                                                               $ 118,858        $ 101,083
                                                                               =========        =========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Notes payable                                                         $ 10,000         $      --
         Current portion of long-term obligations                                 1,657                66
         Accounts payable and accrued liabilities                                26,659            18,075
         Income taxes payable                                                     1,655             4,198
         Customer advances and deferred revenues                                  1,751             2,083
                                                                                  -----             -----
                  Total current liabilities                                      41,722            24,422
                                                                                 ------            ------
Long-term obligations                                                            11,728               414
                                                                                 ------               ---
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.001 par value:  5,000 shares authorized;                       --                --
    no shares outstanding
  Common stock, $0.001 par value: 20,000 shares authorized;
    7,422 and 7,171 shares outstanding                                                7                 7
         Additional paid-in capital                                              82,007            80,656
         Accumulated deficit                                                    (16,606)           (4,416)
                                                                                -------            ------
                  Total stockholders' equity                                     65,408            76,247
                                                                                 ------            ------
                                                                              $ 118,858         $ 101,083
                                                                              =========         =========



              The accompanying notes are an integral part of these
                             financial statements.

                                       16

                              MEGATEST CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except for per share amounts)





                                                                                     Year ended August 31,
                                                                                     ---------------------
                                                                           1995                  1994                 1993
                                                                           ----                  ----                 ----
Product sales                                                          $ 97,459              $ 99,441             $ 77,818
Development revenues                                                         --                   850                  587
                                                                         ------                   ---                  ---
         Net revenues                                                    97,459               100,291               78,405
                                                                         ------               -------               ------
Cost of sales                                                            59,537                56,196               44,065
Engineering and product development                                      20,158                15,878               12,205
Selling, general and administrative                                      21,364                18,069               16,032
Write-off of acquired in-process technology                               8,837                    --                   --
                                                                          -----
         Total costs and expenses                                       109,896                90,143               72,302
                                                                        -------                ------               ------
Income (loss) from operations                                           (12,437)               10,148                6,103
Interest income                                                             578                 1,433                  225
Interest expense                                                           (571)                 (118)                (364)
Other expense                                                              (174)                   --                   --
                                                                           ----                ------                -----
Income (loss) before income taxes and cumulative
  effect of accounting change                                           (12,604)               11,463                5,964
(Provision) benefit for income taxes                                        414                (2,364)                (685)
                                                                            ---                ------                 ----
Income (loss) before cumulative effect of
  accounting change                                                     (12,190)                9,099                5,279
Cumulative effect of change in accounting for
  income taxes                                                               --                 1,700                   --
                                                                        --------                -----                -----
Net income (loss)                                                     $ (12,190)             $ 10,799             $  5,279
                                                                      ==========            =========             ========

Per share data:
  Income (loss) before cumulative effect of
    accounting change                                                 $   (1.69)             $   1.26             $   1.11
  Cumulative effect of change in accounting for
    income taxes                                                              --                 0.24                   --
                                                                          ------                 ----                 ----
         Net income (loss)                                            $   (1.69)             $   1.50             $   1.11
                                                                      ==========             ========             ========

Average common and common equivalent shares
  outstanding                                                              7,230                7,204                4,752
                                                                           =====                =====                =====



              The accompanying notes are an integral part of these
                             financial statements.

                                       17

                              MEGATEST CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)




                                       Convertible
                                     Preferred stock          Common stock         Additional
                                     ---------------          ------------          paid-in       Accumulated
                                   Shares      Amount      Shares     Amount        capital         deficit         Total
                                   ------      ------      ------     ------        -------         -------         -----
Balances, September 1, 1992         4,631          $5        2,605         $3     $  43,018       $  (20,494)     $ 22,532
Sale of common stock                                         2,216          2        23,914                         23,916
Conversion of preferred stock
  into common stock                (4,631)         (5)       1,211          1             4                             --
Exercise of stock options                                      101         --            86                             86
Net income                                                                                             5,279         5,279
                                   ------          ---       -----         --     ---------       -----------       ------
Balances, August 31, 1993                                    6,133          6        67,022          (15,215)       51,813
Sale of common stock                                           983          1        13,574                         13,575
Exercise of stock options and
  warrant                                                       55         --            60                             60
Net income                                                                                            10,799        10,799
                                   ------          ---       -----         --     ---------       -----------       ------
Balances, August 31, 1994                                    7,171          7        80,656           (4,416)       76,247
Employee Stock Purchase
  Plan                                                          93         --           491                            491
Exercise of stock options                                      158         --           272                            272
Income tax benefit from
  exercise of stock options                                                             588                            588
Net loss                                                                                             (12,190)      (12,190)
                                   ------          ---       -----         --     ---------       -----------     ---------
Balances, August 31, 1995            --            $--       7,422         $7     $  82,007       $  (16,606)    $  65,408
                                   ======          ===       =====         ==     =========       ===========    ==========



              The accompanying notes are an integral part of these
                             financial statements.

                                       18

                              MEGATEST CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)




                                                                                      Year ended August 31,
                                                                                      ---------------------
                                                                               1995             1994           1993
                                                                               ----             ----           ----

Cash flows from operating activities:
Net income (loss)                                                         $ (12,190)       $  10,799       $  5,279
Reconciliation to net cash provided by (used for) operating
  activities:
         Depreciation and amortization                                        4,612            3,142          2,258
         Cumulative effect of change in accounting  for income
           taxes                                                                 --           (1,700)            --
         Provision for deferred income taxes                                    223           (2,375)            --
         Provision for bad debts                                                 (1)             112             --
         Write-off of acquired in-process technology                          8,837               --             --
         Changes in:
                  Accounts receivable                                        (8,321)          (4,885)        (4,845)
                  Inventories                                                (8,924)          (8,368)          (304)
                  Prepaid expenses and other current assets                    (950)            (427)            52
                  Accounts payable and accrued liabilities                    6,484            5,088          2,015
                  Income taxes payable                                       (2,543)           3,570            392
                  Customer advances and deferred revenues                      (332)             679            367
                  Other                                                          --             (525)           110
                                                                            --------           ------         -----
Net cash provided by (used for) operating activities                        (13,105)           5,110          5,324
                                                                            --------           ------         -----

Cash flows from investing activities:
Acquisition of tester product line and related technology                   (13,897)              --             --
Property and equipment purchases                                            (20,160)          (6,750)        (5,393)
(Purchases) sales of restricted investments                                   7,659           (7,659)            --
Purchases of short-term investments                                              --          (27,975)        (7,942)
Proceeds from sale of short-term investments                                 10,069           25,848             --
Investment in equity securities                                              (1,500)              --             --
Other assets, net                                                              (456)            (147)            (1)
                                                                            --------         -------        --------
Net cash used for investing activities                                      (18,285)         (16,683)       (13,336)
                                                                            --------         -------        --------

Cash flows from financing activities:
Borrowings (repayments) under line of credit                                 10,000               --        (3,500)
Additions to long-term obligations                                           12,350              145         1,420
Reductions in long-term obligations                                              --              (81)       (3,509)
Sale of common stock                                                          1,351           13,635        24,002
Debt issuance costs                                                            (106)              --            --
                                                                               ----           ------        ------
Net cash provided by financing activities                                    23,595           13,699        18,413
                                                                             -------          ------        ------
Net increase in cash and cash equivalents                                    (7,795)           2,126        10,401

Cash and cash equivalents:
Beginning of period                                                          19,404           17,278         6,877
                                                                          ---------        ---------     ---------
End of period                                                             $  11,609        $  19,404     $  17,278
                                                                          =========        =========     =========

Supplemental cash flow information:
Net cash paid during the year for:
         Interest                                                         $     474        $      79     $     405
         Taxes                                                                1,558              847           236




              The accompanying notes are an integral part of these
                             financial statements.

                              MEGATEST CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (In thousands, except per share amounts)


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES:

Line of business

         Megatest designs, manufactures, markets and services automatic test equipment for the integrated circuit ("IC") industry. Megatest currently offers four product lines, one for testing memory ICs and three for testing logic ICs.

Principles of consolidation

         The  consolidated  financial  statements  include  the  Company and its
wholly-owned   subsidiaries.   All   significant   intercompany   accounts   and
transactions are eliminated.

Fiscal period

         The Company uses a 52-53 week fiscal year ending on the last Saturday in August. The Company's fiscal years in the accompanying financial statements have been shown as ending on August 31. Fiscal years 1995, 1994 and 1993 each include 52 weeks.

Cash equivalents and short-term investments

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Short-term investments at August 31, 1994 include commercial paper and T-bills purchased with a maturity of twelve months or less.

Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and equipment

         Property and equipment are stated at cost. Depreciation on equipment, furniture and fixtures is computed using the straight-line method over the estimated useful lives of the assets, which is generally three to five years. Leasehold improvements are amortized over the shorter of the useful life or the lease term. The building is being depreciated over fifteen years.

Revenue recognition

         Product sales are recognized upon shipment and are recorded net of related trade discounts and estimated allowances. The Company provides for installation and normal warranty costs at the time the sales are recognized and, if applicable, for any significant cost to enhance the functionality and reliability of the installed base when such need becomes known. Revenues from development contracts are recognized over the term of the contacts based on the relation of actual costs incurred to the total estimated cost for completion. Revenues from service contracts are recognized ratably over the service period.

                              MEGATEST CORPORATION

Income taxes

         Effective September 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Company used the FAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The cumulative effect of adopting FAS 109 resulted in a one-time credit to net income of $1,700 or $0.24 per share and is reported separately in the consolidated statement of operations.

Net income per share

         Net income per share is computed using the weighted average number of common shares plus common stock equivalent shares from dilutive stock options.

Translation of foreign currency

         The Company's subsidiaries use the U.S. dollar as the functional currency. Accordingly, assets and liabilities are translated at year-end exchange rates, except for inventories and property and equipment, which are translated at historical rates. Revenues and expenses are translated at average exchange rates in effect during the year, except for costs related to those balance sheet items which are translated at historical rates. Foreign currency transaction gains and losses are included in income as they occur.

Concentration of credit risk

         Financial   instruments  that   potentially   subject  the  Company  to
significant   concentrations   of  credit  risk  consist   principally  of  cash
equivalents and trade accounts receivable.

         The Company invests in a variety of financial instruments such as certificates of deposit, commercial paper, municipal debt and U.S. Government agency debt. The Company, by policy, limits the amount of credit exposures to any one financial institution or commercial issuer.

         The Company sells its systems to semiconductor manufacturers and manufacturers of computers and other electronic systems throughout the world. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based upon expected collectability of all accounts receivable.


NOTE 2.  INVENTORIES:
                                                                                     August 31,
                                                                 ----------------------------------------------------
                                                                           1995                      1994

Purchased parts                                                         $  11,812                 $   5,705
Assemblies in process                                                      13,888                     8,285
Finished goods                                                             12,416                     9,541
                                                                        ---------                 ---------
                                                                        $  38,116                 $  23,531
                                                                        =========                 =========

                              MEGATEST CORPORATION



NOTE 3.  PROPERTY AND EQUIPMENT:
                                                                                     August 31,
                                                                -----------------------------------------------------
                                                                          1995                       1994

Land and buildings                                                     $   8,600                 $      --
Computer and test equipment                                               26,966                    18,064
Leasehold improvements                                                     3,514                     1,227
Furniture and fixtures                                                       625                       568
                                                                             ---                       ---
                                                                          39,705                    19,859
Accumulated depreciation and amortization                               (10,823)                   (7,737)
                                                                       ---------                 ---------
                                                                       $  28,882                 $  12,122
                                                                       =========                 =========



NOTE 4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:
                                                                                     August 31,
                                                                -----------------------------------------------------
                                                                          1995                       1994

Accounts payable                                                       $  17,077                 $   9,037
Accrued salaries and benefits                                              4,759                     3,972
Accrued installation and warranty costs                                    3,023                     2,900
Other accrued liabilities                                                  1,800                     2,166
                                                                       ---------                 ---------
                                                                       $  26,659                 $  18,075
                                                                       =========                 =========

NOTE 5.  PRODUCT LINE ACQUISITION:

         On November 22, 1994, the Company acquired the 1149 Tester product line and follow-on in-process technology (the "Voyager") of Micro Component Technology, Inc. ("MCT"). The assets acquired include substantially all of the equipment, inventory and intellectual property including the follow-on in-process technology, and the assumption of certain liabilities associated with the Voyager. Of the amount paid, $2,000 was placed in escrow (i) to indemnify the Company in the event of a breach of any of the representations and warranties made by MCT in the purchase agreement, (ii) to secure performance of MCT's obligations under the purchase agreement, and (iii) to insure against any shortfalls discovered in the equipment or inventory intended to be acquired through the Company's post-closing audit of the assets acquired.

         The acquisition of the Voyager has been accounted for as a purchase and, accordingly, the results of operations and cash flows of the Voyager have been included only from the date of acquisition. Excluding the one-time write-off of in-process technology of $8,837, the results of operations for the Voyager from the date of acquisition through August 31, 1995 increased Megatest's loss from operations by approximately $2,400. The total purchase price of the acquisition was as follows:

Cash paid to MCT                                             $  12,800
Other acquisition costs                                          1,097
                                                             ---------
                                                             $  13,897
                                                             =========

                              MEGATEST CORPORATION

         The allocation of the Company's purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed is based on an independent appraisal. A final allocation of the purchase price will be determined when matters relating to the escrow deposit are settled. The preliminary purchase price allocation is summarized as follows:

         Inventories                                                  $   5,661
         Property and equipment                                           1,038
         In-process technology                                            8,837
         Goodwill                                                           461
                                                                            ---
         Assets acquired                                                 15,997
                                                                         ------
         Accounts payable                                                 1,903
         Accrued warranty                                                   197
                                                                            ---
         Liabilities assumed                                              2,100
                                                                      ---------
         Net assets acquired                                          $  13,897
                                                                      =========

         The in-process technology was charged to income during the quarter ended November 30, 1994. Unaudited proforma combined net revenues of the Company and the Voyager for the years ended August 31, 1995 and 1994 were $100,652 and $111,261, respectively. Proforma combined net income (loss) and proforma combined net income (loss) per share were not materially different from the amounts reported in the accompanying statement of operations. In addition, the Company purchased 315,790 shares of MCT's nonvoting Series A Preferred Stock at a price of $4.75 per share for a total of $1,500 cash on November 23, 1994. The investment in equity securities is recorded at fair market value, which approximates its cost, and is included in other assets at August 31, 1995.

NOTE 6. NOTES PAYABLE:

         The Company maintains a $10,000 domestic bank line of credit which expires in January 1996. The line of credit agreement provides for borrowings up to the lesser of 80% of eligible domestic accounts receivable or the $10,000 committed credit amount. In addition, the Company maintains an additional $5,000 line of credit guaranteed by the Export-Import Bank of the United States to support export sales. This agreement provides for borrowings up to the lesser of 90% of eligible foreign accounts receivable plus 70% of eligible inventory to support such receivables, or the $5,000 committed credit amount. Borrowings under these lines bear interest at prime (8.75% at August 31, 1995) plus 1.0% and 0.5% for the domestic and export lines of credit, respectively, and are collateralized by a security interest in substantially all of the Company's previously unencumbered tangible and intangible assets. The terms of the credit agreements require, among other terms, quarterly profitability, minimum amounts of tangible net worth, a minimum ratio of current assets to current liabilities, and a maximum ratio of indebtedness to net worth. The credit agreements preclude the Company from taking certain actions without prior bank approval. Transactions subject to such prohibition include the declaration of cash dividends, certain significant asset acquisitions or dispositions, incurrence of certain additional indebtedness, and changing the nature of the Company's business. At August 31, 1995, the Company had borrowed $10,000 under these lines of credit.

                              MEGATEST CORPORATION


NOTE 7.  LONG-TERM OBLIGATIONS:

         Long-term obligations at August 31, 1995 and 1994 are as follows:

                                                                       August 31,
                                                                -------------------------
                                                                    1995         1994

Mortgage on land and building                                      $   5,450   $      --
Notes payable                                                          6,900          --
Other                                                                  1,035         480
                                                                   ---------    --------
                                                                      13,385         480
Less:  current portion of long-term obligations                      (1,657)        (66)
                                                                   --------    ---------
Long-term obligations                                              $  11,728   $     414
                                                                   =========   =========


         In conjunction with the Company's purchase of general operating facilities and land in San Jose, California in August 1995, the Company entered into a $5,450 mortgage agreement. The mortgage loan is secured by the property purchased. The mortgage loan bears interest at approximately 8.125% per annum and is payable in 59 monthly installments of approximately $50 with a $4,550 balloon payment due on August 31, 2000, the maturity date of the loan.

         During August 1995 the Company issued a $5,000 promissory note secured by certain capital equipment of the Company. The note is payable in 48 monthly installments including interest of approximately 9.5% per annum. In addition, in August 1995 the Company entered into a four-year $1,900 loan agreement secured by certain of the Company's testers used for customer demonstrations. The agreement bears interest at approximately 8% per annum and is payable in equal monthly installments of $39 and $380 balloon payment due on the maturity date of the loan.

         In connection with the above-noted borrowing arrangements,  the Company
must  comply  with  certain  financial   covenants  relating  to  profitability,
liquidity, leverage and tangible net worth.


         Maturities of long-term obligations are as follows:

                    August 31
                    ---------
                       1996                                      $  1,657
                       1997                                         1,765
                       1998                                         1,902
                       1999                                         2,049
                       2000                                         6,012
                       ----                                      ---------
                      Total                                      $  13,385
                                                                 =========

                              MEGATEST CORPORATION


NOTE 8.  INCOME TAXES:

         Income before taxes and cumulative effect of accounting change has been primarily generated in the United States. The components of the provision for income taxes were as follows:

                                                                               Year ended August 31,
                                                                -----------------------------------------------------
                                                                        1995               1994            1993
                                                                        ----               ----            ----
Current:
     U.S.                                                          $ (1,291)            $  3,956        $    333
     Foreign                                                            408                   84             120
     State                                                              246                  699             232
                                                                       -----               -----             ---
                                                                       (637)               4,739             685
                                                                       -----               -----             ---

Deferred:
     U.S.                                                                223             (2,308)              --
     Foreign                                                              --                  --              --
     State                                                                --                (67)              --
                                                                    --------                ----         -------
                                                                         223             (2,375)              --
                                                                    --------            --------         -------
Provision for income taxes                                          $  (414)            $  2,364         $   685
                                                                    ========            ========         =======

         The provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate as follows:

                                                                              Year ended August 31,
                                                              -------------------------------------------------------
                                                                      1995                1994            1993
                                                                      ----                ----            ----

Tax provision at U.S. statutory rate                              $ (4,285)             $  4,012        $  2,028
State income taxes, net of federal benefit                            (267)                  632             153
R&D credits                                                           (646)                   --              --
Increase in valuation allowance                                       4,671                   --              --
Reduction in valuation allowance, including
  utilization of net operating loss carryforwards
  of $1,596                                                              --              (3,356)              --
Utilization of net operating loss carryforwards                          --                   --         (1,560)
Other                                                                   113                1,076              64
                                                                  ---------             --------         -------
Provision for income taxes                                        $   (414)             $  2,364         $   685
                                                                  =========             ========         =======

         The components of the net deferred income tax asset under FAS 109 are as follows:

                                                                   August 31, 1995         August 31, 1994
                                                                   ---------------         ---------------
Inventory reserves                                                     $   4,213              $   2,950
Federal and state loss and credit carryforwards                            5,074                  4,840
In-process research and development                                        3,374                     --
Other asset valuation reserves                                               264                    214
Employee benefit accruals                                                    455                    389
Warranty and installation accruals                                         1,015                  1,106
Other                                                                        322                    422
                                                                             ---                    ---
Gross deferred tax assets                                                 14,717                  9,921
                                                                          ------                  -----
Depreciation                                                               (850)                  (713)
                                                                       --------               ---------
Deferred tax assets valuation allowance                                 (10,015)                (5,133)
                                                                       --------               ---------
                                                                       $   3,852              $   4,075
                                                                       =========              =========

                              MEGATEST CORPORATION

         At August 31, 1995, the Company had net operating loss and credit carryforwards for federal income tax purposes of approximately $7,262 and $1,755, respectively, and net operating loss and credit carryforwards for state income tax purposes of $3,950 and $604, respectively. These carryforwards, if not utilized to offset future federal taxable income and income taxes payable, will expire in the years 1999 through 2005.

         In connection with adopting FAS 109, management fully reserved net deferred tax assets that may be realized beyond one year after the date of adoption because of the uncertainty regarding their realization. At the end of each quarter of fiscal 1995 and 1994, management again fully reserved deferred tax assets which may be realized beyond the ensuing twelve-month period because of the uncertainty regarding their realization. The change in the valuation allowance attributable to these quarterly reassessments regarding future taxable income aggregated $1,070 in fiscal 1995 and $1,534 in fiscal 1994. The deferred tax assets valuation allowance at August 31, 1995 and 1994 is attributed to U.S. federal and state deferred tax assets. The Company had $13,867 and $9,208 of net deferred tax assets in the U.S. at August 31, 1995 and 1994, respectively. Management believes sufficient uncertainty exists such that a valuation allowance of $10,015 and $5,133 against those net deferred tax assets is required at August 31, 1995 and 1994, respectively. When these reserved deferred tax assets are recognized, they will reduce the Company's federal and state tax provisions, except for approximately $1,135 related to the tax benefit of stock options, which will be credited directly to additional paid-in capital.

         Under Section 382 of the Internal Revenue Code and the Regulations issued thereunder, the Company's ability to use its net operating loss and tax credit carryforwards are limited to approximately $3,000 per year as a result of an "ownership change" in fiscal 1994.

                              MEGATEST CORPORATION

NOTE 9.  STOCKHOLDERS' EQUITY

         In May and June 1993, the Company sold 2,216 shares of common stock in its initial public offerings with proceeds to the Company of $23,916, net of underwriting discounts and offering expenses of $2,681. In connection with such offering, all shares of convertible preferred stock converted into 1,211 shares of common stock. In October 1993, the Company sold an additional 983 shares in a second public offering with proceeds to the Company of $13,575 net of underwriting discounts and offering expenses of $1,409.

         Under the Company's stock option plans, options may be granted to employees, consultants and non-employee directors to purchase shares of common stock at prices not less than the fair market value at the date of grant. Options generally become exercisable as determined by the Board of Directors and expire up to ten years after the grant date. At August 31, 1995, options to purchase 126 shares of common stock were exercisable and 851 shares were available for future option grants. Additional information with respect to stock options follows:

                                     Number of
                                       shares                        Price per
                                    under options                      share
                                    -------------                      -----

Outstanding, September 1, 1992          356                       $0.04 - $8.00
Granted                                  34                        4.00 - 21.25
Exercised                              (101)                       0.04 -  4.00
Canceled                                 (9)                       0.04 -  4.00
                                        ----
Outstanding, August 31, 1993            280                        0.04 - 21.25
Granted                                 351                       13.25 - 21.75
Exercised                               (53)                       1.00 - 10.00
Canceled                                (39)                       1.00 - 21.25
                                        ----
Outstanding, August 31, 1994            539                        0.04 - 21.25
Granted                                 460                        6.25 - 20.50
Exercised                              (158)                       0.04 - 15.00
Canceled                               (146)                       0.04 - 21.75
                                       -----
Outstanding, August 31, 1995            695                        1.00 - 21.75
                                       =====

         The Company has an employee stock purchase plan covering most U.S. employees. Under the plan, employees may contribute up to 10% of their compensation to purchase shares of the Company's common stock at 85% of the stock's fair market value at the beginning or end of each six-month offering period. During fiscal 1995, 93 shares were purchased under this plan.

         At August 31, 1995, the Company had reserved shares of common stock for issuance as follows:

         Issuance under stock option plans                         1,546
         Issuance under stock purchase plan                          407
                                                                   -----
                                                                   1,953
                                                                   =====
NOTE 10.  EMPLOYEE BENEFIT PLAN:

         Substantially all full-time employees are entitled to participate in the Company's Retirement Savings Plan (401(k) Plan). The Company is not required to contribute, nor has it contributed, to the Plan.

                              MEGATEST CORPORATION

NOTE 11.  COMMITMENTS AND CONTINGENCIES:

         In August 1995, the Company terminated its lease for general operating facilities and land in San Jose, CA. As a result, certain restrictions were removed on $7,659 of investments which were previously used as collateral under the first-loss clause of the terminated leases.

         The Company leases certain facilities under operating leases for terms of up to five years. Rent is expenses on a straight line basis over the term of each lease. Future minimum commitments under all operating leases at August 31, 1995 are as follows:

         Fiscal year ending August 31:
                  1996                                    $ 618
                  1997                                      508
                  1998                                      380
                  1999                                      344
                  2000                                      239
                                                         ------
                           Total                         $2,089
                                                         ======

         Rent expense was $960,  $953 and $1,626 in fiscal 1995,  1994 and 1993, respectively.

         On March 27, 1995, Credence Systems Corporation ("Credence") named the Company as a defendant in a patent infringement lawsuit originally filed by Credence against MCT in the U.S. District Court for the Northern District of California (the "Court"). The suit alleges that the Company's manufacture and sale of certain Voyager assets acquired by the Company from MCT infringe a U.S. patent held by Credence. On April 24, 1995, the Company filed with the Court a counterclaim against Credence for a declaratory judgment that the Credence patent is invalid and unenforceable, and that the manufacture and sale of Voyager assets do not infringe the Credence patent. Although the outcome of any litigation is uncertain, the Company believes that the resolution of such matter will not have a material adverse effect on the Company's operating results or financial condition.

         As is typical in its industry, the Company has at times been notified of claims that it may be infringing patents issued to others. Historically, the Company has been able to negotiate licenses on terms which it believes are reasonable. No assurance can be given that infringement claims by third parties in the future will not materially and adversely affect the Company's business and operating results.

NOTE 12.  REVENUE INFORMATION:

         A significant portion of the Company's revenues are derived from sales to a limited number of large IC manufacturers. Three customers accounted for 25%, 19% and 14% (aggregating to 58%) of net revenues in fiscal 1995, four customers accounted for 34%, 15%, 11% and 11% (aggregating to 71%) of net revenues in fiscal 1994 and four customers accounted for 27%, 20%, 10% and 10% (aggregating to 67%) of net revenues in fiscal 1993. Accounts receivable from the major customers at August 31, 1995 and 1994 represented 57% and 55% of the total accounts receivable, respectively.

         Export sales were 58%, 52% and 42% of net revenues in fiscal 1995, 1994 and 1993, respectively, including sales to Europe (3%, 5% and 5%) and to the Far East (55%, 47% and 37%).

                              MEGATEST CORPORATION

NOTE 13.  DEVELOPMENT ARRANGEMENTS:

         Beginning in fiscal 1988, the Company entered into a series of development contracts, primarily with IBM, for partial funding related to development of the Company's Polaris logic tester and certain customer-specific applications for this product. The Company recognized development revenues of $850 and $587 in fiscal 1994 and 1993, respectively, under these contracts.
Related development costs were $185 and $197 in fiscal 1994 and 1993, respectively. such costs were included in engineering and product development expense.

NOTE 14.  SUBSEQUENT EVENT:

         On September 5, 1995, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Teradyne, Inc. ("Teradyne") and M Merger Corp., a Delaware corporation and wholly owned subsidiary of Teradyne ("Merger Sub"). Pursuant to the Merger Agreement, and upon the satisfaction of all closing conditions, Merger Sub will merge (the "Merger") with and into Megatest, and Megatest will become a wholly-owned subsidiary of Teradyne.

         Upon the closing of the Merger each outstanding share of Megatest common stock will be converted into the right to receive 0.9091 shares of Teradyne common stock, subject to the following adjustments (.9091 shares, as adjusted, the "Exchange Ratio"): (i) if the Final Teradyne Stock Price (as defined below) is equal to or less than $36.00 per share, no adjustment to the Exchange Ratio shall be made; (ii) if the Final Teradyne Stock Price is greater than $36.00 per share than the Exchange Ratio shall be adjusted pursuant to the following formula:

Exchange Ratio =                    1
                ----------------------------------------
                (Final Teradyne Stock Price x .02) + .38

but in no event  will the  Exchange  Ratio be  greater  than  .9091 or less than
 .8333. "Final Teradyne Stock Price" shall mean the average of the closing prices of Teradyne common stock for the twenty consecutive days on which Teradyne common stock is traded on The New York Stock Exchange ending on the fifth calendar day immediately preceding the Special Meeting of Megatest stockholders held for the purposes of approving the Merger.

          The closing of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvement Act of of 1976, as amended, and approval by Megatest's stockholders. The transaction is expected to be accounted for as a pooling-of-interests.

                              MEGATEST CORPORATION



NOTE 15.  UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL DATA:
                                                           Fiscal Quarter
                                   ----------------------------------------------------------------      Total
                                       First          Second           Third           Fourth            Year
                                       -----          ------           -----           ------            -----
1995:
Net revenues                           $ 12,202       $ 18,247        $ 28,941         $ 38,069         $ 97,459
Gross Profit                              4,089          5,324          12,165           16,344           37,922
Net income (loss)                       (12,466)        (3,628)            792            3,112          (12,190)
Net income (loss) per share            $  (1.74)      $  (0.51)       $   0.11         $   0.41         $  (1.69)


1994:
Net revenues                           $ 22,447       $ 23,291        $ 27,009         $ 27,544         $100,291
Gross Profit                             10,402         10,471          11,090           12,132           44,095
Income before cumulative
  effect of accounting change             1,778          2,091           2,531            2,699            9,099
Net income                                3,478          2,091           2,531            2,699           10,799
Income before cumulative effect
 of accounting change per share        $   0.26       $   0.29        $   0.34         $   0.37         $   1.26
Net income per share                   $   0.51       $   0.29        $   0.34         $   0.37         $   1.50